Exhibit 10.4

[EXECUTION
COUNTERPART]

CONSENT AND FIRST AMENDMENT

CONSENT AND FIRST AMENDMENT dated as of December 30, 2009 (this “Amendment”) by and among ANIKA THERAPEUTICS, INC., a Massachusetts corporation (“Borrower”); ANIKA SECURITIES, INC., a Massachusetts securities corporation (“Anika Securities”); each lender signatory hereto (collectively, the “Lenders” and individually, a “Lender”); and BANK OF AMERICA, N.A., as Administrative Agent (as such term is defined in the Credit Agreement referred to below).

WHEREAS, the Borrower, Anika Securities, Lenders and Administrative Agent are parties to a Credit Agreement dated as of January 31, 2008 (as amended from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed to make certain loans to the Borrower.

WHEREAS, the Borrower has requested the Lenders to consent to the FAB Acquisition described below and to amend certain provisions of the Credit Agreement, and the Lenders are willing to consent to the foregoing, all on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.

2.           Consent to FAB Acquisition.  Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Required Lenders hereby consent to the acquisition by the Borrower, on the terms and conditions set forth in the FAB Purchase Agreement, from the Seller of 100% of the outstanding capital stock of FAB owned by the Seller.  For avoidance of doubt and notwithstanding any other provision of this Amendment, the foregoing consent shall not be deemed to be a consent to any Change of Control.

3.           Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof:

(a)           Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions in their appropriate alphabetical order:

“Collateral” means all of the “Collateral” referred to in the Pledge Agreement and all of the other property that is or is intended under the terms of the Pledge Agreement to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“FAB” means Fidia Advanced Biopolymer S.r.l., a company incorporated under the laws of Italy with its registered office in Abano Terme (PD), C.A.P. 35031, Via Ponte della Fabbrica 3/B, VAT number 03641500289 and registered with the Company’s Register of Padua at number 01510440744, and a wholly-owned Subsidiary of the Borrower.

“FAB Acquisition” means the acquisition by the Borrower, on the terms and conditions set forth in the FAB Purchase Agreement, from the Seller of 100% of the outstanding capital stock of FAB owned by the Seller.

“FAB Purchase Agreement” means the Sale and Purchase Agreement dated December 30, 2009 between the Seller and the Borrower, as in effect on December 30, 2009.

“Pledge Agreement” means the pledge and security agreement among the Borrower, FAB and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, delivered pursuant to and in accordance with Section 6.13 and providing for a pledge by the Borrower of 65% of the equity of FAB in favor of the Administrative Agent.

“Related Documents” means the FAB Purchase Agreement and Registration Rights Agreement (as such term is defined therein).

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Pledge Agreement.

“Seller” means Fidia Farmaceutici S.p.A., a company duly incorporated under the laws of Italy.

(b)           The definition of  “Applicable Rate” in Section 1.01 of the Credit Agreement shall be amended by replacing the reference to “0.75%” in clause (b) of said definition with “1.25%”.

(c)           The definition of  “Loan Documents” in Section 1.01 of the Credit Agreement shall be amended by adding the phrase “(including without limitation the Pledge Agreement)” after the phrase “pursuant to Section 6.13” in said definition.

(d)           The first sentence of Section 5.15 of the Credit Agreement shall be amended by adding the following phrase to the end of said sentence:  “(including as specifically disclosed in Schedule 5.15)”.

(e)           Section 5.16 of the Credit Agreement shall be amended by adding the phrase “Except as specifically disclosed in Schedule 5.16,” to the beginning of said Section 5.16.

(f)           Section 6.13 of the Credit Agreement shall be amended by replacing the phrase “(and in any event within 30 days)” therein with the phrase “(and in any event, on or before February 26, 2010 for FAB, and within 30 days for any other such Person)”.

(g)           Section 7.02(c) of the Credit Agreement shall be amended by adding the following phrase at the end of said Section 7.02(c):

“provided, that the aggregate amount of Investments made by the Loan Parties in FAB shall not exceed during each fiscal year set forth below, the amount set forth opposite such fiscal year:

Fiscal Year	Amount
2010	$4,000,000
2011	$600,000
2012	$600,000
2013	$600,000
2014	$600,000
2015	$600,000

; provided, further, that (1) so long as no Default has occurred and is continuing or would result from such Investment, any portion of any amount set forth above, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year and (2) if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount set forth opposite such fiscal year above.”

(h)           Section 7.02(h) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“(h)           the FAB Acquisition; and”

(i)           A new clause (i) shall be added to Section 7.02 of the Credit Agreement as follows:

“(i)           so long as no Default has occurred and is continuing or would result therefrom, other Investments not exceeding $500,000 in the aggregate in any fiscal year of the Borrower.”

(j)           A new Section 7.11 shall be added to the Credit Agreement as follows:

“7.11           FAB Purchase Agreement.  (a) Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof; (b) amend, modify or change in any material manner any term or condition of any Related Document or give any consent, waiver or approval thereunder; (c) waive any default under or any material breach of any term or condition of any Related Document; or (d) take any other action in connection with any Related Document that would materially impair the rights or interests of the Administrative Agent or any Lender.”

(k)           Section 8.02(j) of the Credit Agreement shall be amended by adding the following phrase at the end of said Section 8.02(j):

“or the Pledge Agreement after delivery thereof pursuant to Section 6.13 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby;”

(l)            Schedules 5.06, 5.13, 7.01 and 7.03 to the Credit Agreement shall be replaced in their entirety with Schedules 5.06, 5.13, 7.01 and 7.03 hereto.

(m)          New Schedules 5.15 and 5.16 shall be added to the Credit Agreement in the forms attached as Schedules 5.15 and 5.16, respectively, hereto.

4.           Representations and Warranties.  Each Loan Party represents and warrants to the Lenders and Administrative Agent that the representations and warranties of such Loan Party set forth in the Credit Agreement and in each other Loan Document to which such Loan Party is party are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on the date hereof, as if made on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date), after giving effect to the FAB Acquisition, and as if each reference therein to the Credit Agreement included reference to this Amendment and the Credit Agreement as amended hereby.

5.           Conditions Precedent.  This Amendment shall become effective, as of the date hereof, upon the Administrative Agent’s receipt of the following, each in form and substance satisfactory to the Administrative Agent and the Lenders:

(a)           this Amendment, duly executed and delivered by the Loan Parties and Required Lenders;

(b)           such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party or is to be a party;

(c)           such documents and certifications as the Administrative Agent may reasonably require to evidence that FAB is duly organized or formed, and that FAB is validly existing, in good standing and qualified to engage in business in Italy;

(d)           confirmation satisfactory to the Required Lenders of the consummation of the FAB Acquisition strictly in accordance with the terms of the FAB Purchase Agreement (other than the consent of the Required Lenders), without any waiver or amendment not consented to by the Required Lenders of any term, provision or condition set forth therein, and in compliance with all applicable requirements of Law;

(e)           certificates attesting to the solvency of each Loan Party before and after giving effect to the FAB Acquisition, from its chief financial officer;

(f)           an officer’s certificate of the Loan Parties, (1) to the effect set forth in Sections 4, 5(g) and 5(h) hereof, and (2) attaching a certified, true and correct copy of the FAB Purchase Agreement and related documents;

(g)           evidence that no Default shall have occurred and be continuing, nor shall any Default result from the consummation of the transactions contemplated herein and in the FAB Purchase Agreement;

(h)          evidence that all consents (other than the consent of the Lenders), licenses and approvals required in connection with the execution, delivery and performance by the Loan Parties of this Amendment, the FAB Acquisition, the FAB Purchase Agreement and the transactions contemplated hereby and thereby shall have been obtained and shall be in full force and effect;

(i)           evidence that the Borrower shall have paid in full to the Administrative Agent for account of the Lenders a non-refundable amendment fee equal to $74,000, which fee shall be fully earned, due and payable on the date of this Amendment and which fee shall not be refunded in whole or in part under any circumstance;

(j)           evidence that the Borrower shall have paid in full to the Administrative Agent all invoiced costs and expenses (including reasonable attorneys’ fees) incurred on behalf of the Administrative Agent in connection with this Amendment; and

(k)          such other certificates or documents as the Administrative Agent may reasonably require.

The Loan Parties agree that the amendment fee described in Section 5(i) hereof shall be fully earned when paid and shall not be refundable for any reason whatsoever.

6.           Condition Subsequent.  To induce the Lenders to consent to the FAB Acquisition and the amendments to the Credit Agreement set forth in Section 3 hereof prior to the satisfaction of certain requirements of Section 6.13 of the Credit Agreement, and without limiting any other provisions contained in the Credit Agreement or the other Loan Documents, the Borrower hereby agrees to deliver to the Administrative Agent, on or before February 26, 2010, the following documents, each in form and substance satisfactory to the Administrative Agent and the Lenders:

(a)           the Pledge Agreement, duly executed and delivered by each of the parties thereto, together with evidence of the completion of all actions, recordings and filings of or with respect to the Pledge Agreement that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby;

(b)           documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) of the Credit Agreement; and

(c)           favorable legal opinions of Massachusetts and Italian counsel to the Loan Parties, and of Italian counsel to the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent, regarding the Pledge Agreement and the creation, perfection and enforceability of the security interest created thereunder, and related matters as counsel to the Administrative Agent may reasonably request, under applicable Massachusetts and Italian laws.

7.           Effect on Loan Documents.  The Credit Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and are hereby ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver or an amendment of any right, power, or remedy of the Administrative Agent or Lenders under the Credit Agreement or any other Loan Document.  Each Loan Party hereby ratifies and confirms in all respects all of its obligations under the Credit Agreement and the other Loan Documents.  For avoidance of doubt, the Loan Parties confirm that breach of Section 6.13 (as amended hereby) shall constitute an Event of Default.

8.           No Novation; Entire Agreement.  This Amendment is not a novation or discharge of the terms and provisions of the obligations of the Loan Parties under the Loan Documents.  There are no other understandings, express or implied, among the Loan Parties, Administrative Agent, Lenders and other parties hereto regarding the subject matter hereof or thereof.

9.           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of The Commonwealth of Massachusetts.

10.         Counterparts; Facsimile Execution.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by facsimile also shall deliver a manually executed counterpart of this Amendment (but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment).

11.         Construction.  This Amendment is a Loan Document.  Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

LOAN PARTIES

ANIKA THERAPEUTICS, INC.

By: /s/ Charles H. Sherwood
Name: Charles H. Sherwood
Title: Chief Executive Officer and President

ANIKA SECURITIES, INC.

By: /s/ Charles H. Sherwood
Name: Charles H. Sherwood
Title: Chief Executive Officer and President

LENDERS

BANK OF AMERICA, N.A.

By: /s/ Jean S. Manthorne
Name: Jean S. Manthorne
Title: Senior Vice President

ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Jean S. Manthorne
Name: Jean S. Manthorne
Title: Senior Vice President